                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 1998
                              (December 10, 1998)


                               LANDAIR CORPORATION
             (Exact name of registrant as specified in its charter)


          TENNESSEE                      000-24615               62-1743549
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


          430 AIRPORT ROAD
       GREENEVILLE, TENNESSEE                                       37745
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (423) 636-7000


                                       N/A
          (Former name or former address if changed since last report)

ITEM 5.  OTHER EVENTS

         On December 10, 1998, Landair Transport, Inc. ("Landair Transport"), a wholly-owned subsidiary of Landair Corporation, entered into an Asset Purchase Agreement to acquire certain assets of Laker Express, Inc. ("Laker"). Closing of the transaction is scheduled to occur on January 6, 1999. Laker is a truckload dry van carrier based in Indianapolis, Indiana and operates predominately in the Midwest in the short to medium haul market.

         Under the terms of the Asset Purchase Agreement, attached hereto as
Exhibit 2.1, Landair Transport will acquire 225 tractors, 560 trailers and certain other assets used in connection with the Laker operations. In addition, the Company's press release announcing the acquisition is attached hereto as
Exhibit 99.1.

ITEM 7(C)          EXHIBITS

         No.
        ----
         2.1     Asset Purchase Agreement between Landair Transport, Inc.,
                 Laker Express, Inc. and Dennis Pressler (Schedules and other exhibits to this document are omitted from this filing but the
                 Company will furnish supplemental copies of the omitted
                 materials to the Securities and Exchange Commission upon
                 request.)

        99.1     Press Release dated December 11, 1998

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LANDAIR CORPORATION


Date: December 22, 1998                    By: /s/ Eddie R. Brown
                                               ------------------------------
                                               Eddie R. Brown
                                               President